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      As filed with the Securities and Exchange Commission on August 5,1998
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                    PETROFINA
             (Exact name of registrant as specified in its charter)

                                                      52 RUE DE L'INDUSTRIE
             KINGDOM OF BELGIUM                      B-1040 BRUSSELS, BELGIUM                              N/A
      (State or other jurisdiction of                    (32-2) 288-9111                            (I.R.S. employer
       incorporation or organization)        (Address of Principal Executive Offices)            identification number)

                         FINA CAPITAL ACCUMULATION PLAN
                            (Full title of the plan)

                        c/o FINA OIL AND CHEMICAL COMPANY
                                   FINA PLAZA
                               DALLAS, TEXAS 75206
                                 (214) 750-2400
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                 With a copy to:
                              RICHARD W. CASS, ESQ.
                           WILMER, CUTLER & PICKERING
                               2445 M STREET, N.W.
                             WASHINGTON, D.C. 20037
                                 (202) 663-6000

                       CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
Title of Securities to be Registered (1)     Amount to be       Proposed Maximum              Proposed Maximum          Amount of
                                            Registered (3)   Offering Price Per Share   Aggregate Offering Price    Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Ordinary Shares, without nominal value (2)     400,000            $392.54 (4)                  $157,016,646                $46,320
------------------------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein. PetroFina is assuming Fina's obligations under the Fina Capital Accumulation Plan (the "Plan").

(2) 4,000,000 American Depositary Shares ("ADSs") each representing one-tenth (0.1) of one Ordinary Share, and which are evidenced by American Depositary Receipts issuable upon deposit of the Ordinary Shares, have been registered pursuant to a separate Registration Statement on Form F-6 (File No. 33-34102).

(3) This amount to be registered includes 127,086 Ordinary Shares which can be issued upon the exercise of PetroFina Warrants held under the Plan.

(4) In accordance with Rule 457(h) and Rule 457(c), the aggregate offering price and the amount of the registration fee were computed on the basis of the average of the high and low prices reported on the Brussels Stock Exchange on August 4, 1998, which date is within 5 business days prior to filing.

                     STATEMENT OF INCORPORATION BY REFERENCE

            This Registration Statement on Form S-8 is filed to register additional ordinary shares without nominal value ("Ordinary Shares") of PetroFina to be offered pursuant to the Fina Capital Accumulation Plan (the "Plan"), as well as Ordinary Shares which will be issued by PetroFina upon the exercise of warrants to purchase ADSs representing Ordinary Shares. A Registration Statement on Form S-8 (File No. 333-8626) was filed by PetroFina on April 9, 1998, and amended by the Post-Effective Amendment No. 1 to Form S-8 filed July 14, 1998, relating to the Plan. This Registration Statement on Form S-8 incorporates by reference herein the contents of the earlier Registration Statement on Form S-8, File No. 333-8626.

            PetroFina is assuming responsibility for the Plan as a result of the merger on August 5, 1998 pursuant to which Fina, Inc. became a wholly-owned subsidiary of PetroFina and, as a result of which, Fina, Inc. filed a Form 15 terminating its reporting obligations under the Securities Exchange Act of 1934, as amended. Therefore, the Plan is making this filing under Rule 416(c) to register an indeterminate amount of interests which may be offered or sold under the Plan.

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                                   SIGNATURES

            The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brussels, Belgium on the 5th day of August, 1998.

                                 PetroFina


                                 By:  /s/ Michel-Marc Delcommune
                                      --------------------------------------

                                     Name: Michel-Marc-Delcommune
                                     Title:  Executive Director, Corporate
                                     Finance


                                 By:  /s/ Francois Vincke
                                      --------------------------------------
                                     Name: Francois Vincke
                                     Title:  Secretary General

                                POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints Francois Vincke and Michel-Marc Delcommune as his true and lawful attorneys-in-fact each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the Registration Statement on Form S-8 and any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

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



    SIGNATURE                                               CAPACITY                                                  DATE
    ---------                                               --------                                                  ----
  /s/ Albert Frere                                     Chairman                                               August 5,  1998
-----------------------------
Albert Frere

    /s/ Francois Cornelis                              Vice Chairman, Chief Executive Officer                 August 5, 1998
-----------------------------                          and Managing Director
Francois Cornelis

   /s/ Etienne Davignon                                Vice Chairman                                          August 5, 1998
--------------------------------
Etienne Davignon

    /s/ Axel de Brocqueville                           Executive Director, Chemicals                          August 5, 1998
-------------------------------
Axel de Brocqueville

  /s/ Michel-Marc Delcommune                           Executive Director, Corporate Finance                  August 5, 1998
------------------------------                         (Principal Financial Officer)
Michel-Marc Delcommune

   /s/ Henrique Bandeira Vieira                        Executive Director, Marketing                          August 5, 1998
----------------------------------
Henrique Bandeira Vieira

                                                       Director
-----------------------------                                                                                 _________, 1998
Jean-Louis Beffa

  /s/ Yves Boel                                        Director                                               August 5, 1998
-----------------------------
Yves Boel


                                                       Director                                               _________, 1998
-----------------------------
Jacques Calvet

                                                       Director                                               _________, 1998
-----------------------------
Guy Dejouany

                                                       Director                                               _________, 1998
-----------------------------
Paul Desmarais, Sr.

                                                       Director                                               _________, 1998
-----------------------------
Paul Desmarais, Jr.


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


                                                       Director                                               _________, 1998
-----------------------------
Paul Janssen

   /s/ Jean-Pierre de Launoit                          Director                                               August 5, 1998
---------------------------------
Jean-Pierre de Launoit

                                                       Director                                               _________, 1998
-----------------------------
Gerard Mestrallet
                                                                                                              _________, 1998
                                                       Director
-----------------------------
Brian Mulroney

  /s/  Thierry de Rudder                               Director                                               August 5, 1998
--------------------------
Thierry de Rudder

     /s/  Gilles Samyn                                 Director                                               August 5, 1998
-----------------------------
Gilles Samyn

                                                       Director                                               _________, 1998
-----------------------------
Luc Wauters

     /s/  Freddy Mean                                  Principal Accounting Officer                           August 5, 1998
--------------------------
Freddy Mean

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, state of Texas, on August 5, 1998.


                                      Fina Capital Accumulation Plan

                                      By: /s/ CULLEN M. GODFREY
                                         ------------------------------
                                         Name: /s/ CULLEN M. GODFREY
                                         Title: Member of the Plan Committee


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
                                  EXHIBIT INDEX


EXHIBIT
NUMBER              DESCRIPTION
------              -----------

3.1 Articles of Association of PetroFina (containing amendments through June 11, 1997) (including unofficial English translation)(1)

4.1                 Fina Capital Accumulation Plan(2)

5.1                 Opinion of Francois Vincke, General Counsel of PetroFina, as to the legality of
                    Ordinary Shares issued upon exercise of PetroFina Warrants

23.1                Consent of Deloitte & Touche, as independent public accountants for PetroFina

23.2 Consent of Klynveld Peat Marwick Goerdeler Reviseurs d'Entreprises, as independent public accountants for Fina
                    Europe N.V.

23.3 Consent of KPMG Peat Marwick Goerdeler Reviseurs d'Entreprises, as independent public accountants for Fina
                    Raffinaderij Antwerpen N.V.

23.4                Consent of KPMG Accountants N.V., as independent public accountants for Sigma
                    Coatings, B.V.

23.5                Consent of KPMG Peat Marwick, LLP, as independent public accountants for
                    Petrofina Delaware, Inc.

23.6                Consent of KPMG Peat Marwick, as independent public accountants for Brittany
                    Insurance Company Ltd.

23.7                Consent of KPMG Peat Marwick, as independent public accountants for Brittany
                    Insurance Company Ltd.

23.8                Consent of KPMG Audit plc, as independent public accountants for Fina plc

--------

(1) Incorporated by reference to PetroFina's Registration Statement on Form 20-F as filed with the Commission on June 29, 1998 (File No. 1-14672).

(2) Incorporated by reference to Fina, Inc.'s Form 10-K as filed with the Commission on March 12, 1998.

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


23.9                Consent of KPMG, as independent public accountants for Fina Exploration
                    Norway SCA

23.10               Consent of Francois Vincke (included in Exhibit 5.1)

24.1                Power of Attorney (included on signature page to this Registration Statement)


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